                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         QUINTILES TRANSNATIONAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         (Quintiles Transnational Logo)

                             4709 CREEKSTONE DRIVE
                         RIVERBIRCH BUILDING, SUITE 200
                       DURHAM, NORTH CAROLINA 27703-8411

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 2002

                             ---------------------

     You are cordially invited to attend the Annual Meeting of Shareholders of Quintiles Transnational Corp. (the "Company") which will be held on Wednesday, May 1, 2002 at 5:00 p.m., Eastern Daylight Saving Time, at the Sheraton Imperial Hotel and Convention Center, 4700 Emperor Blvd., Durham, North Carolina 27703 for the following purposes:

        (1) To elect three nominees to serve as Class II Directors with terms continuing until the Annual Meeting of Shareholders in 2005;

        (2) To approve the Company's 2002 Stock Option Plan;

        (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 11, 2002 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          JOHN S. RUSSELL
                                          Executive Vice President and General
                                          Counsel
                                          Head Global Human Resources,
                                          Corporate Secretary

Durham, North Carolina
April 2, 2002

IT IS DESIRABLE THAT YOUR SHARES OF STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                         QUINTILES TRANSNATIONAL CORP.
                             4709 CREEKSTONE DRIVE
                         RIVERBIRCH BUILDING, SUITE 200
                       DURHAM, NORTH CAROLINA 27703-8411

                                PROXY STATEMENT

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about April 2, 2002, by the Board of Directors of Quintiles Transnational Corp. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Sheraton Imperial Hotel and Convention Center, 4700 Emperor Blvd., Durham, North Carolina 27703 on May 1, 2002, at 5:00 p.m., Eastern Daylight Saving Time, and at all adjournments or postponements thereof. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, certain officers, Directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. The Company has retained Georgeson Shareholder Communications, Inc. to aid in the search for shareholders and delivery of proxy materials.

PURPOSES OF MEETING

     The principal purposes of the meeting are to: (1) elect three Class II Directors for a term of three years; (2) approve the Company's 2002 Stock Option Plan; and (3) transact such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors knows of no matters other than those stated above to be brought before the meeting.

VOTING RIGHTS

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying "Notice of Annual Meeting of Shareholders" and in such manner as the proxy holders named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by (1) filing written notice of revocation with the Secretary of the Company which is actually received prior to the vote of shareholders, (2) filing a duly executed proxy bearing a later date with the Secretary of the Company before the vote of shareholders or (3) attending the Annual Meeting and voting in person.

     The Board of Directors has fixed the close of business on March 11, 2002 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. As of the close of business on March 11, 2002, the Company had outstanding 118,610,258 shares of Common Stock. On all matters to come before the Annual Meeting, each holder of Common Stock will be entitled to vote at the Annual Meeting and will be entitled to one vote for each share owned.

                         SHARE OWNERSHIP OF MANAGEMENT

SHARE OWNERSHIP OF MANAGEMENT

     The following table provides information, as of January 31, 2002, regarding shares of Common Stock of the Company owned of record or known to the Company to be owned beneficially by each Director, Director nominee, executive officer named in the Summary Compensation Table on page 8 and all current Directors and executive officers as a group. On January 31, 2002, there were 118,605,385 shares of common stock outstanding. Except as set forth in the footnotes, each of the shareholders identified in the table below has sole voting and investment power over the shares beneficially owned by such person, except to the extent such power may be shared with a spouse.

                                                                   SHARES           PERCENT
NAME                                                        BENEFICIALLY OWNED(1)   OF CLASS
----                                                        ---------------------   --------
Dennis B. Gillings, Ph.D.(2)..............................        7,120,969           6.0%
Pamela J. Kirby, Ph.D.(3).................................          253,126             *
Santo J. Costa(4).........................................          204,679             *
James L. Bierman(5).......................................          257,330             *
John S. Russell(6)........................................          117,580             *
Robert C. Bishop, Ph.D.(7)................................           50,595             *
Chester W. Douglass, DMD, Ph.D.(8)........................          467,343             *
Jim D. Kever(9)...........................................          572,821             *
Arthur M. Pappas(10)......................................           73,693             *
Vaughn D. Bryson(11)......................................           61,835             *
Virginia V. Weldon, M.D.(12)..............................           35,851             *
Eric J. Topol, M.D.(13)...................................           34,977             *
E.G.F. Brown(14)..........................................           42,851             *
William L. Roper, M.D., MPH...............................               --            --
All current Directors and executive officers as a group
  (12 persons) (15).......................................        9,088,970           7.5%

---------------

  *  Less than one percent

 (1) Pursuant to the rules of the Securities and Exchange Commission, certain shares of the Company's Common Stock which a person has the right to acquire within 60 days of the date shown above pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Such shares are described below as being subject to presently exercisable stock options. A beneficial owner of shares held in the Company's Employee Stock Ownership Plan (the "ESOP") has sole voting power over the shares held in his or her account, but shares investment power over the shares with the plan trustee.

 (2) Includes 683,260 shares subject to presently exercisable stock options and 161,504 shares held by the ESOP for Dr. Gillings' account. Includes 13,343 shares owned by Dr. Gillings' daughter, 240,000 shares owned by the Gillings Family Limited Partnership, of which Dr. Gillings and his wife are the general partners, 14,200 shares held by the GFEF Limited Partnership, of which Dr. Gillings is the general partner, 259,278 shares owned by Dr. Gillings' wife and an aggregate of 414,502 shares owned by two Grantor Retained Annuity Trusts (the "GRATs") under which Dr. Gillings is the beneficiary. Dr. Gillings shares voting power over 526,821 shares and shares investment power over 1,102,827 shares. Dr. Gillings disclaims beneficial ownership of all shares owned by his wife and daughter, all shares in the Gillings Family Limited Partnership, all shares owned by the GFEF Limited Partnership and all shares in the GRATs, except to the extent of his interest therein.

 (3) Includes 253,126 shares subject to presently exercisable stock options.

 (4) Includes 177,881 shares subject to presently exercisable stock options and 202 shares held by the ESOP for Mr. Costa's account. Includes 1,000 shares owned by Mr. Costa's wife and 100 shares owned by Mr. Costa's children. Mr. Costa disclaims beneficial ownership of the shares held by his wife and children.

 (5) Includes 255,550 shares subject to presently exercisable stock options and 369 shares held by the ESOP for Mr. Bierman's account.

 (6) Includes 115,940 shares subject to presently exercisable stock options and 369 shares held by the ESOP for Mr. Russell's account.

 (7) Includes 48,095 shares subject to presently exercisable stock options.

 (8) Includes 62,843 shares subject to presently exercisable stock options. Includes 117,000 shares owned by the Douglass Family Limited Partnership, of which Dr. Douglass is the sole general partner. Dr. Douglass disclaims beneficial ownership of the shares held by the limited partnership except to the extent of his pecuniary interest therein.

 (9) Includes 296,277 shares subject to presently exercisable stock options and 28,960 shares in a trust for the benefit of Mr. Kever's minor children. As of May 26, 2000, Mr. Kever no longer served as an executive officer of the Company; however, he continued to serve on the Board of Directors. Mr. Kever will not serve on the Company's Board of Directors following the Annual Meeting.

(10) Includes 60,093 shares subject to presently exercisable stock options.

(11) Includes 26,835 shares subject to presently exercisable stock options.

(12) Includes 34,851 shares subject to presently exercisable stock options. Includes 1,000 shares held in a trust under which Dr. Weldon is a beneficiary and a trustee.

(13) Includes 34,977 shares subject to presently exercisable stock options. Dr. Topol will not serve on the Company's Board of Directors following the Annual Meeting.

(14) Includes 34,851 shares subject to presently exercisable stock options. Includes 8,000 shares owned by Mr. Brown's wife. Mr. Brown disclaims beneficial ownership of the shares held by his wife.

(15) Does not include shares beneficially owned by Mr. Costa who is no longer an executive officer or Dr. Roper who is a Director nominee. Includes 1,906,698 shares subject to presently exercisable stock options and 162,241 shares held by the ESOP for the accounts of individual executive officers.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table provides information regarding shares of the Company's Common Stock known to be beneficially owned by persons holding more than five percent of the Company's outstanding Common Stock (other than Directors and executive officers shown in the preceding table) as of January 31, 2002. The percentage is calculated based on 118,605,385 total shares outstanding of the Company as of January 31, 2002.

                                                                 SHARES
                                                              BENEFICIALLY   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNED       OF CLASS
------------------------------------                          ------------   --------
Capital Group International, Inc.(1)........................   11,358,350      9.6%
  Capital Guardian Trust Company
     11100 Santa Monica Blvd
     Los Angeles, California 90025

Wellington Management Company, LLP(2).......................    9,796,400      8.3%
     75 State Street
     Boston, MA 02109

                                                                 SHARES
                                                              BENEFICIALLY   PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNED       OF CLASS
------------------------------------                          ------------   --------
Vanguard Specialized Funds
  Vanguard Health Care Fund(3)..............................    7,308,200      6.2%
     100 Vanguard Blvd
     Malvern, PA 19355

OppenheimerFunds, Inc.(4)...................................    6,427,300      5.4%
     498 Seventh Avenue
     New York, NY 10018

---------------

(1) Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2002. Capital Group International, a holding company, reports sole voting power over 9,345,050 shares and sole dispositive power over 11,358,350 shares held by its subsidiaries. Capital Guardian Trust Company, a bank subsidiary of Capital Group International, reports sole voting power over 6,261,170 shares and sole dispositive power over 8,274,470 shares. Both Capital Group International and Capital Guardian Trust disclaim beneficial ownership of the shares.

(2) Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2002. Wellington Management Company, LLP ("WMC"), an investment advisor, reports shared voting power over 2,419,200 shares and shared dispositive power over 9,796,400 shares held by its clients, including Vanguard Health Care Fund. WMC is the parent holding company of Wellington Trust Company, NA, a bank which is deemed to have acquired the securities being reported.

(3) Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2002. Vanguard Specialized Funds -- Vanguard Health Care Fund, an investment company, reports sole voting and shared dispositive power over the shares.

(4) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2002. OppenheimerFunds, Inc., an investment advisor, reports shared dispositive power over the shares, but no voting power over the shares, and disclaims beneficial ownership of the shares.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, as nearly equal in number as possible. Each year the shareholders will elect the members of one of the three classes to a three year term of office.

     The term of office of the Class II Directors expires at the Annual Meeting; the term of office of the Class III Directors expires at the 2003 Annual Meeting of Shareholders, and the term of office of the Class I Directors expires at the 2004 Annual Meeting of Shareholders, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death or removal from office.

     The following table lists the Directors of the Company and the classes in which they serve as of the date of this Proxy Statement:

         CLASS I                CLASS II                 CLASS III
         -------                --------                 ---------

(Term Expiring 2004)       (Term Expiring 2002)  (Term Expiring 2003)

 Robert C. Bishop, Ph.D.   Vaughn D. Bryson      Dennis B. Gillings, Ph.D.
 Arthur M. Pappas          Eric J. Topol, M.D.   Chester W. Douglass, DMD, Ph.D.
 E.G.F. Brown              Jim D. Kever          Virginia V. Weldon, M.D.

     The Board of Directors has approved the nomination of Vaughn D. Bryson, Pamela J. Kirby, Ph.D. and William L. Roper, M.D., MPH as Class II Directors for election at the Annual Meeting to serve until the Annual Meeting of Shareholders in the year 2005 (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office). Dr. Topol and Mr. Kever are not standing for re-election at the Annual Meeting.

     The Board of Directors has no reason to believe that the persons named above as nominees for Directors will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a Director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors.

     Pursuant to North Carolina law, the three candidates who receive the highest number of votes as Class II Directors will be elected as Class II Directors of the Company. Abstentions and shares held in street name that are not voted in the election of Directors will not be included in determining which nominees received the highest number of votes.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THESE NOMINEES.

     Set forth below are the names and other information pertaining to the Board's nominees and other Directors whose terms of office will continue after the Annual Meeting:

                                                           FIRST YEAR
                                                            ELECTED
NAME                                                 AGE    DIRECTOR         POSITION WITH COMPANY
----                                                 ---   ----------        ---------------------
CLASS I
Robert C. Bishop, Ph.D.(1)(2)(3)..................   59       1994      Director
Arthur M. Pappas(1)(3)............................   54       1994      Director
E.G.F. Brown(1)(2)................................   57       1998      Director

CLASS II
Vaughn D. Bryson(1)(2)(4).........................   63       1997      Director
Pamela J. Kirby, Ph.D.............................   48        N/A      Chief Executive Officer and
                                                                        Director nominee
William L. Roper, M.D., MPH.......................   53        N/A      Director nominee

CLASS III
Dennis B. Gillings, Ph.D.(1)......................   57       1982      Chairman
Chester W. Douglass, DMD, Ph.D.(1)(3)(4)..........   61       1983      Director
Virginia V. Weldon, M.D.(1)(3)....................   66       1997      Director

---------------

(1) Member of Executive Committee

(2) Member of Audit Committee

(3) Member of Human Resources and Compensation Committee

(4) Member of Quality Committee

     Robert C. Bishop, Ph.D. has served as a Director since April 1994. Since June 1999, Dr. Bishop has served as Chairman of the Board and Chief Executive Officer for AutoImmune Inc., a biotechnology company. From May 1992 to December 1999, Dr. Bishop served as President and Director of AutoImmune Inc. Dr. Bishop serves as a director of Millipore Corporation, a multinational company that applies its purification technology to research and manufacturing applications in the biopharmaceutical industry; and serves as a Member of the Board of Trustees/Managers for the MFS/Sun Life Series Trust and Compass Accounts at MFS Investment Management and on the HealthCare/Life Sciences Board of Advisors for One Equity Capital.

     E. G. F. Brown has served as a Director since January 1998. Mr. Brown is currently an independent director of Vantec Corporation, a Japanese logistics business, Keller plc, a global construction company, and CH Jones, Ltd, a holding company focused on Information Technology. His previous appointments include Chairman -- Mainland Europe of Tibbett & Britten Group plc, an international logistics service provider, Executive Director of T.D.G. plc, a European logistics company, Operations Director of Exel plc, a global logistics company and independent director of Datrontech PLC, a distributor of personal computer components.

     Vaughn D. Bryson has served as a Director since March 1997. Previously he served as President and Chief Executive Officer of Eli Lilly and Company, a pharmaceutical company, and also as a member of its Board of Directors. Currently, Mr. Bryson is President of Life Science Advisors, LLC, a consulting firm. Mr. Bryson is also President and founder of Clinical Products, Inc., a medical foods company. Mr. Bryson is a director of Amylin Pharmaceuticals, Inc., Ariad Pharmaceuticals, Inc., AtheroGenics, Inc. and Chiron Corporation.

     Chester W. Douglass, DMD, Ph.D. has served as a Director since 1983. Dr. Douglass has served as Professor and Chairman of the Department of Oral Health Policy and Epidemiology, Harvard University School of Dental Medicine and Professor, Department of Epidemiology, Harvard University School of Public Health since 1989. Previous to that time, Dr. Douglass served in academic appointments in the School of Public Health and School of Dentistry at the University of North Carolina at Chapel Hill from 1971-1978.

     Dennis B. Gillings, Ph.D. founded the Company in 1982 and has served as Chairman of the Board of Directors since its inception and as Chief Executive Officer from its inception until April 2, 2001. Dr. Gillings serves as a director of Triangle Pharmaceuticals, Inc., a company engaged in the development of new drug candidates primarily in the antiviral area.

     Jim D. Kever has served as a Director since June 1999. Mr. Kever currently is a principal of Voyent Partners, LLC, a venture capital company. Between May 2000 and May 2001 he served as Co-Chief Executive Officer of Transaction Services Division of WebMD Corporation, a healthcare transaction and information service provider. Mr. Kever served as Chief Executive Officer of ENVOY Corporation ("ENVOY"), a healthcare clearinghouse, from the Company's acquisition of ENVOY in March 1999 as a wholly-owned subsidiary until its sale in May 2000. Mr. Kever served as President and Co-Chief Executive Officer of ENVOY from August 1995 until March 1999 and as a Director of ENVOY from its incorporation in August 1994 until March 1999. Mr. Kever also is a director of Transaction System Architects, Inc., a supplier of electronic payment software products and network integration solutions and Tyson Foods, a food production company, where he also serves on the audit and ethics committees.

     Pamela J. Kirby, Ph.D., a Director nominee, became the Company's Chief Executive Officer in April 2001. Previously, she served in Basel, Switzerland as Head of Global Strategic Marketing and Business Development of the Pharmaceuticals Division of F. Hoffmann-La Roche Ltd., a healthcare company. Dr. Kirby served from 1996 until 1998 as global commercial director with British Biotech plc, a drug development company. Dr. Kirby is a director of Smith & Nephew plc.

     Arthur M. Pappas has served as a Director since September 1994. Mr. Pappas is Chairman and Chief Executive Officer of A. M. Pappas & Associates, LLC, an international advisory services and investment company that works with life science companies, products and related technologies. Mr. Pappas is a director of Valentis Inc., a gene therapy research company; Embrex Inc., a research and development company specializing in poultry in-the-egg delivery systems; and AtheroGenics Inc., a biopharmaceutical company focused on research and development of genes that regulate atherosclerosis and cancer.

     William L. Roper, M.D., MPH, a Director nominee, has served as the dean of the School of Public Health at the University of North Carolina at Chapel Hill, professor of health policy and administration in the School of Public Health and professor of pediatrics in the School of Medicine since July 1997. From August 1993 to July 1997, Dr. Roper served in a variety of capacities with the Prudential Insurance Company of America, including Senior Vice President for Medical Management. Dr. Roper is a director of Luminex Corporation, a research and development company specializing in biological testing technologies with applications throughout the life sciences industry, and DaVita Inc., a provider of dialysis services for patients suffering from chronic kidney failure.

     Eric J. Topol, M.D. has served as a Director since November 1997. In 2002, Dr. Topol became the Provost and Chief Academic Officer of The Cleveland Clinic Foundation, a health center, prior to which he was Chairman of the Department of Cardiology and a co-Director of the Heart Center at The Cleveland Clinic Foundation.

     Virginia V. Weldon, M.D. has served as a Director since November 1997. Dr. Weldon served as Senior Vice President, Public Policy, Monsanto Company, an agro-chemicals and biotechnology (life sciences) company, from March 1989 until her retirement in March 1998. Prior to 1989, Dr. Weldon was Professor of Pediatrics and Deputy Vice Chancellor for Medical Affairs at Washington University School of Medicine. Dr. Weldon also served as a Member of the Board of GenAmerica Corporation, a mutual insurance company, which is now a subsidiary of MetLife.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors met nine times during 2001. Committees of the Board are the Executive Committee, the Audit Committee, the Quality Committee, and the Human Resources and Compensation Committee, which was formed by the merger of the Compensation Committee and the Human Resources Committee in May 2001. The Executive Committee has the authority to exercise all powers of the Board of Directors during intervals between meetings of the Board. The Executive Committee met four times during 2001. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee also recommends to the Board the appointment of independent public accountants. The Audit Committee met four times during 2001. The Human Resources and Compensation Committee oversees strategic global human resources issues, reviews and approves compensation arrangements for principal offices of the Company, and reviews the Company's compensation policies and procedures. The Human Resources and Compensation Committee met twice in 2001; the predecessor committees met twice each. The Quality Committee establishes policies regarding scientific integrity and quality assurance, oversees the reporting of serious adverse events for the Company's studies, and is responsible for reviewing conflicts of interest arising from the provision of services to a wide variety of customers and overseeing the conflicts resolution process. During 2001, the Quality Committee met four times.

     Each Director attended 75% or more of the aggregate meetings of the Board (held during the period for which the Director was in office) and committee meetings of the Board of which the Director was a member, except for Mr. Kever who attended 50% of the aggregate meetings of the Executive Committee.

PROCEDURE FOR NOMINATION OF DIRECTORS

     The Company's Bylaws provide procedures for the nomination of Directors. The Bylaws provide that nominations for the election of Directors may only be made by the Board of Directors or a designated committee thereof, or by any shareholder entitled to vote generally in elections of Directors if the shareholder follows certain procedures. Any shareholder of record entitled to vote generally in the election of Directors may nominate one or more persons for election as Director(s) at a meeting of shareholders only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or certified mail, postage prepaid, to the Secretary of the Company (1) with respect to an election to be held at an Annual Meeting of shareholders, not more than ninety (90) days nor less than fifty (50) days in advance of such meeting; and (2) with respect to an election to be held at a special meeting of shareholders called for the purpose of the election of Directors, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to shareholders. Each such notice of a shareholder's intent to nominate a Director must set forth certain information as specified in the Company's Bylaws.

DIRECTOR COMPENSATION

     Each non-officer Director receives annually a grant of stock options valued at $100,000 with the number of options determined in accordance with the Black-Scholes method. In addition, each non-officer Director receives (1) an annual retainer of $24,000; (2) $1,000 for each Board meeting attended in person or by teleconference; and (3) $500 for each committee meeting attended in person or by teleconference, each paid quarterly in cash. Committee chairs also receive an extra $5,000 per year in compensation for their additional responsibilities. Beginning in 2002, each member of the Audit Committee will receive an additional $1,250 quarterly in light of increased responsibilities in the current public company environment. The Company reimburses each non-officer Director for out-of-pocket expenses incurred in connection with the rendering of services as a Director. Some additional financial relationships with Directors are described in "Certain Relationships and Related Transactions."

                             EXECUTIVE COMPENSATION

     The following tables show annual and long-term compensation paid or accrued by the Company for services rendered for the fiscal years indicated by the Company's Chief Executive Officer and the next three most highly compensated executive officers whose total salary and bonus exceeded $100,000 individually during the year ended December 31, 2001, as well as one individual who served as an executive officer during the year but who no longer served as such at the end of the year and whose total compensation in 2001 exceeded $100,000 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                                                         COMPENSATION
                                                                                  ---------------------------
                                            ANNUAL COMPENSATION                     NO. OF
                             -------------------------------------------------    SECURITIES
NAME AND                                                         OTHER ANNUAL     UNDERLYING      ALL OTHER
PRINCIPAL POSITION           YEAR    SALARY          BONUS       COMPENSATION      OPTIONS       COMPENSATION
------------------           ----   --------        --------     -------------    ----------     ------------
Dennis B. Gillings(1)......  2001   $600,000(2)     $ 31,875       $       (3)      372,323(4)     $724,318(5)
  Chairman                   2000    600,000(6)           --               (3)      553,403(7)      604,027(8)
                             1999    568,749(9)           --               (3)      169,316(10)     472,070(11)

Pamela J. Kirby(12)........  2001   $356,250        $ 24,063       $       (3)    1,127,703(13)    $  1,342(14)
  Chief Executive Officer

Santo J. Costa(15).........  2001   $180,977        $ 10,557       $       (3)      166,095(16)    $235,382(17)
  Vice Chairman              2000    301,632         482,600(18)           (3)      250,802(19)      72,151(20)
                             1999    474,453              --               (3)      201,650(21)       5,853(22)


James L. Bierman(23).......  2001   $368,749        $ 12,031       $       (3)      106,470(24)    $  9,332(25)
  Executive Vice President   2000    261,252              --               (3)      427,726(26)       4,765(27)
  and Chief Financial
    Officer

John S. Russell............  2001   $271,248(28)    $  9,453       $       (3)       95,800(29)    $  9,332(30)
  Executive Vice President   2000    247,503(31)          --               (3)      154,226(32)       7,279(33)
  and General Counsel, Head  1999    210,000(34)          --               (3)       39,177(35)       4,122(36)
  Global Human Resources

---------------

 (1) Dr. Gillings resigned as Chief Executive Officer effective April 2, 2001 and retained the office of Chairman.

 (2) Includes $540,000 deferred during 2001 pursuant to the Company's Elective Deferred Compensation Plan.

 (3) Perquisites and other personal benefits received did not exceed the lesser of $50,000 or 10% of salary and bonus compensation for the named executive officer.

 (4) Includes 8,281 shares subject to options granted pursuant to the 2001 bonus.

 (5) Includes contributions to the Company's 401(k) Plan on behalf of Dr. Gillings in the amount of $2,700, the estimated value of forfeitures allocated by the ESOP on behalf of Dr. Gillings in the amount of $869 and interest in the amount of $1,228, the present value of the benefit to Dr. Gillings of the premiums the Company paid under a split-dollar life insurance arrangement in the amount of $717,199 (see "Employment Agreements" below for a description of this arrangement), and other life insurance premiums that the Company paid in the amount of $2,322. In 2001, with the use of his own plane, Dr. Gillings provided extensive business-related travel services for himself and other Company employees. The Human Resources and Compensation Committee approved reimbursing Dr. Gillings for these services by authorizing cash payments up to $1.4 million, which is in addition to the amounts shown in this table. The Company also granted options to Dr. Gillings with an aggregate Black-Scholes value of $1.4 million in quarterly installments with an exercise price on March 31, 2001 of $18.875 per share; on June 30, 2001 of $25.25 per share; on September 30, 2001 of $14.60 per share; and on December 31, 2001 of $16.05 per share. These options are included in the table as long-term compensation. The cash payments and stock option grants were estimated to be less than the cost of operating the plane for Company business purposes (see "Certain Relationships and Related Transactions" for additional information.)

 (6) Includes $300,000 deferred during 2000 pursuant to the Company's Elective Deferred Compensation Plan.

 (7) Includes 166,708 shares subject to options granted pursuant to the 2000 bonus.

 (8) Includes contributions to the Company's 401(k) Plan on behalf of Dr. Gillings in the amount of $2,550, the estimated value of contributions made to the ESOP on Dr. Gillings' behalf in the amount of $4,063, the present value of the benefit to Dr. Gillings of the premiums the Company paid under a split-dollar life insurance arrangement in the amount of $591,480 (see "Employment Agreements" below for a description of this arrangement), and other life insurance premiums that the Company paid in the amount of $5,934. In 2000, with the use of his own plane, Dr. Gillings provided extensive business-related travel services for himself and other Company employees. The Compensation Committee approved reimbursing Dr. Gillings for these services by authorizing cash payments up to $1.4 million, which is in addition to the amounts shown in this table. The Company also granted options to Dr. Gillings with a Black-Scholes value of $1.4 million at an exercise price of $13.44 per share. These options are included in the table as long-term compensation. The cash payments and stock option grants were estimated to be less than the cost of operating the plane for Company business purposes.

 (9) Includes $284,375 deferred during 1999 pursuant to the Company's Elective Deferred Compensation Plan.

(10) Includes 12,792 shares subject to options granted pursuant to the 1999 bonus.

(11) Includes contributions to the Company's 401(k) Plan on behalf of Dr. Gillings in the amount of $2,375, the estimated value of contributions made to the ESOP on Dr. Gillings' behalf in the amount of $1,038, the present value of the benefit to Dr. Gillings of the premiums the Company paid under a split-dollar life insurance arrangement in the amount of $463,583 (see "Employment Agreements" below for a description of this arrangement), and other life insurance premiums that the Company paid in the amount of $5,074. In 1999, with the use of his own plane, Dr. Gillings provided extensive business-related travel services for himself and other Company employees. The Compensation Committee approved reimbursing Dr. Gillings for these services by authorizing a cash payment up to $1.4 million, which is in addition to the amounts shown in this table. The Company also granted options to Dr. Gillings with a Black-Scholes value of $1.4 million at an exercise price of $42.44. These options are included in the table as long term compensation. The cash payment and stock option grant were estimated to be less than the cost of operating the plane for Company business purposes.

(12) Dr. Kirby became Chief Executive Officer effective as of April 2, 2001.

(13) Includes 3,126 shares subject to options granted pursuant to the 2001 bonus.

(14) Includes other life insurance premiums that the Company paid in the amount of $473 and the estimated value of forfeitures allocated by the ESOP on behalf of Dr. Kirby in the amount of $869.

(15) Mr. Costa resigned as Vice Chairman as of December 31, 2001 and presently serves the Company as Senior Consulting Executive.

(16) Includes 2,743 shares subject to options granted pursuant to the 2001 bonus.

(17) Includes $232,836, which represents the appreciation of non-qualified stock options exercised and shares sold in 2001. Also includes $1,676 representing the value of life insurance premiums paid in 2001 and the estimated value of forfeitures allocated by the ESOP on behalf of Mr. Costa in the amount of $869 and interest in the amount of $2.

(18) Amount represents payments made in 2000 pursuant to Mr. Costa's current employment contract.

(19) Includes 2,035 shares subject to options granted pursuant to the 2000 bonus.

(20) Includes $65,379, which represents the appreciation of non-qualified stock options exercised and shares sold in 2000. Also includes $2,709 representing the value of life insurance premiums paid in 2000 and $4,063, which represents the estimated value of contributions made to the ESOP on behalf of Mr. Costa.

(21) Includes 9,443 shares subject to options granted pursuant to the 1999 bonus.

(22) Includes $1,038, which represents the estimated value of contributions made to the ESOP on behalf of Mr. Costa. Also includes $4,815 representing the value of life insurance premiums paid in 1999.

(23) Mr. Bierman became the Company's Chief Financial Officer on February 25, 2000. The Company has not provided information about any compensation paid to Mr. Bierman for any periods in which he did not serve as an executive officer.

(24) Includes 3,126 shares subject to options granted pursuant to the 2001 bonus.

(25) Includes $7,650 in contributions to the Company's 401(k) Plan on behalf of Mr. Bierman. Includes $810, which represents the value of life insurance premiums paid in 2001 and the estimated value of forfeitures allocated by the ESOP on behalf of Mr. Bierman in the amount of $869 and interest in the amount of $3.

(26) Includes 598 shares subject to options granted pursuant to the 2000 bonus.

(27) Includes $4,063, which represents the estimated value of contributions made to the ESOP on behalf of Mr. Bierman and $702 representing the value of life insurance premiums paid in 2000.

(28) Includes $27,125 deferred during 2001 pursuant to the Company's Elective Deferred Compensation Plan.

(29) Includes 2,456 shares subject to options granted pursuant to the 2001 bonus.

(30) Includes $7,650 in contributions to the Company's 401(k) Plan on behalf of Mr. Russell, $810 representing the value of life insurance premiums paid in 2001 and the estimated value of forfeitures allocated by the ESOP on behalf of Mr. Russell in the amount of $869 and interest in the amount of $3.

(31) Includes $24,750 deferred during 2000 pursuant to the Company's Elective Deferred Compensation Plan.

(32) Includes 567 shares subject to options granted pursuant to the 2000 bonus.

(33) Includes $2,550 in contributions to the Company's 401(k) Plan on behalf of Mr. Russell, $4,063, which represents the estimated value of contributions made to the ESOP on behalf of Mr. Russell and $666 representing the value of life insurance premiums paid in 2000.

(34) Includes $20,667 deferred during 1999 pursuant to the Company's Elective Deferred Compensation Plan.

(35) Includes 2,698 shares subject to options pursuant to the 1999 bonus.

(36) Includes $2,375 in contributions to the Company's 401(k) Plan on behalf of Mr. Russell, life insurance premiums that the Company paid in the amount of $709 and $1,038 representing the estimated value of contributions made to the ESOP on behalf of Mr. Russell.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table reflects the stock options granted during the past fiscal year to the named executive officers pursuant to the Company's Equity Compensation Plan and Nonqualified Stock Option Plan. No stock appreciation rights were granted to the named executive officers during 2001. Unless otherwise noted, all options expire 10 years from the date of grant or, if sooner, three months after termination of employment, unless employment is terminated because of: (1) death or disability, in which case the options expire one year after the date of such termination; (2) retirement, as determined by the administrator of the Plan, in which case the options expire 10 years after such termination, if the holder has agreed to a non-compete (otherwise, the options expire one year after such termination); or (3) termination as a result of a Special Program, as determined by the administrator of the Plan, in which case the options expire three years after the date of such termination.

                                    INDIVIDUAL GRANTS
                          --------------------------------------
                                        PERCENT OF
                                          TOTAL                                  POTENTIAL REALIZABLE VALUE
                          NUMBER OF      OPTIONS                                 AT ASSUMED ANNUAL RATES OF
                          SECURITIES    GRANTED TO   EXERCISE OR                STOCK PRICE APPRECIATION FOR
                          UNDERLYING    EMPLOYEES    BASE PRICE                        OPTION TERM(1)
                           OPTIONS      IN FISCAL     PER SHARE    EXPIRATION   ----------------------------
NAME                       GRANTED       YEAR(2)         ($)          DATE         5%($)          10%($)
----                      ----------    ----------   -----------   ----------   ------------   -------------
Dennis B. Gillings......     31,020(3)      0.4%        18.88      03/31/2011      368,219         933,140
                             55,393(4)      0.7%        18.88      03/31/2011      657,536       1,666,326
                             22,732(5)      0.3%        25.25      06/30/2011      360,975         914,781
                              8,281(6)      0.1%        25.25      06/30/2011      131,499         333,244
                             40,593(7)      0.5%        25.25      06/30/2011      644,600       1,633,543
                             40,597(8)      0.5%        14.60      09/30/2011      372,756         944,637
                             72,494(9)      0.9%        14.60      09/30/2011      665,630       1,686,837
                             36,333(10)     0.5%        16.05      12/31/2011      366,737         929,382
                             64,880(11)     0.8%        16.05      12/31/2011      654,883       1,659,602

Pamela J. Kirby.........  1,000,000(12)    12.6%        14.94      03/12/2011    9,394,113      23,806,528
                              3,126(6)      0.0%        25.25      06/30/2011       49,640         125,796
                             28,415(7)      0.4%        25.25      06/30/2011      451,219       1,143,476
                             50,746(9)      0.6%        14.60      09/30/2011      465,943       1,180,790
                             45,416(11)     0.6%        16.05      12/31/2011      458,418       1,161,722

Santo J. Costa..........     38,775(4)      0.5%        18.88      03/31/2011      460,274       1,166,425
                              2,743(6)      0.0%        25.25      06/30/2011       43,558         110,384
                             28,415(7)      0.4%        25.25      06/30/2011      451,219       1,143,476
                             50,746(9)      0.6%        14.60      09/30/2011      465,943       1,180,790
                             45,416(11)     0.6%        16.05      12/31/2011      458,418       1,161,722

                                    INDIVIDUAL GRANTS
                          --------------------------------------
                                        PERCENT OF
                                          TOTAL                                  POTENTIAL REALIZABLE VALUE
                          NUMBER OF      OPTIONS                                 AT ASSUMED ANNUAL RATES OF
                          SECURITIES    GRANTED TO   EXERCISE OR                STOCK PRICE APPRECIATION FOR
                          UNDERLYING    EMPLOYEES    BASE PRICE                        OPTION TERM(1)
                           OPTIONS      IN FISCAL     PER SHARE    EXPIRATION   ----------------------------
NAME                       GRANTED       YEAR(2)         ($)          DATE         5%($)          10%($)
----                      ----------    ----------   -----------   ----------   ------------   -------------
James L. Bierman........     22,157(4)      0.3%        18.88      03/31/2011      263,012         666,524
                             10,000(13)     0.1%        23.23      06/27/2011      146,092         370,226
                              3,126(6)      0.0%        25.25      06/30/2011       49,640         125,796
                             16,237(7)      0.2%        25.25      06/30/2011      257,837         653,409
                             28,998(9)      0.4%        14.60      09/30/2011      266,256         674,744
                             25,952(11)     0.3%        16.05      12/31/2011      261,953         663,841

John S. Russell.........     22,157(4)      0.3%        18.88      03/31/2011      263,012         666,524
                              2,456(6)      0.0%        25.25      06/30/2011       39,000          98,834
                             16,237(7)      0.2%        25.25      06/30/2011      257,837         653,409
                             28,998(9)      0.4%        14.60      09/30/2011      266,256         674,744
                             25,952(11)     0.3%        16.05      12/31/2011      261,953         663,841

---------------

 (1) Potential realizable value of each grant is calculated assuming that market price of the underlying security appreciates at annualized rates of 5% and 10%, respectively, over the respective term of the grant. The assumed annual rates of appreciation of 5% and 10% would result in the price of the Common Stock increasing to $24.33 and $38.74 per share, respectively, for the options expiring March 12, 2011, $30.74 and $48.96 per share, respectively, for the options expiring March 31, 2011, $37.84 and $60.25 per share, respectively, for the options expiring June 27, 2011, $41.13 and $65.49 per share, respectively, for the options expiring June 30, 2011, $23.78 and $37.87 per share, respectively, for the options expiring September 30, 2011, and $26.14 and $41.63 per share, respectively, for the options expiring December 31, 2011.

 (2) Options to purchase an aggregate of 7,933,064 shares were granted to employees during 2001.

 (3) Nonqualified stock options granted March 31, 2001. Shares subject to the options granted vest immediately.

 (4) Nonqualified stock options granted March 31, 2001. Shares subject to the options granted vest over the next four years, with 25% of such shares vesting on March 31 of each year beginning March 31, 2002.

 (5) Nonqualified stock options granted June 30, 2001. Shares subject to the options granted vest immediately.

 (6) Nonqualified stock options granted June 30, 2001. Shares subject to the options granted vest on July 31, 2001.

 (7) Nonqualified stock options granted June 30, 2001. Shares subject to the options granted vest over the next four years, with 25% of such shares vesting on June 30 of each year beginning June 30, 2002.

 (8) Nonqualified stock options granted September 30, 2001. Shares subject to the options granted vest immediately.

 (9) Nonqualified stock options granted September 30, 2001. Shares subject to the options granted vest over the next four years, with 25% of such shares vesting on September 30 of each year beginning September 30, 2002.

(10) Nonqualified stock options granted December 31, 2001. Shares subject to the options granted vest immediately.

(11) Nonqualified stock options granted December 31, 2001. Shares subject to the options granted vest over the next four years, with 25% of such shares vesting on December 31 of each year beginning December 31, 2002.

(12) Nonqualified stock options granted March 12, 2001. Shares subject to the options granted vest over the next four years, with 25% of such shares vesting on March 12 of each year beginning March 12, 2002.

(13) Nonqualified stock options granted June 27, 2001. Shares subject to the options granted vest over the next four years, with 25% of such shares vesting on June 27 of each year beginning June 27, 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table provides information about the stock options exercised by the named executive officers during the year ended December 31, 2001 and held by them as of that date.

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE MONEY
                                                                   OPTIONS AT FY-END               OPTIONS AT FY-END(1)
                       SHARES ACQUIRED                        ---------------------------   -----------------------------------
NAME                   ON EXERCISE(#)    VALUE REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE($)    UNEXERCISABLE($)
----                   ---------------   ------------------   -----------   -------------   ---------------   -----------------
Dennis B. Gillings...          --                    --         661,214         534,933       859,911.34          681,155.22
Pamela J. Kirby......          --                    --           3,126       1,124,577               --        1,186,081.70
Santo J. Costa.......      30,450            232,836.10         768,354              --       611,282.19                  --
James L. Bierman.....          --                    --         247,776         349,100       135,629.53          285,605.20
John S. Russell......          --                    --         109,416         200,350       133,098.02          285,605.20

---------------

(1) The value of the options is based upon the difference between the exercise price and the closing price per share on December 31, 2001, $16.05.

               HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

     The Human Resources and Compensation Committee of the Board of Directors reviews and oversees the general compensation plans and policies of the Company and oversees the individual compensation arrangements for the Company's executive officers.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company is committed to implementing a scheme of executive compensation which will contribute to the achievement of the Company's business objectives. Based on a study of the Company's executive compensation policies and procedures by a nationally recognized consulting firm, the Company has an executive compensation program which it believes:

     - Fulfills the Company's business and operating needs, comports with its general human resource strategies and enhances shareholder value.

     - Enables the Company to attract and retain the executive talent essential to the Company's achievement of its business objectives.

     - Rewards executives for accomplishment of pre-defined business goals and objectives.

     - Provides rewards consistent with gains in shareholder wealth so that executives will be financially advantaged when shareholders are similarly financially advantaged.

     - Reflects the evolving organizational structure of the Company, directly motivates executives to accomplish results within their range of influence and fosters team spirit among executives working towards a common goal.

     In implementing its compensation philosophy, the Company intends to provide compensation opportunities which are perceived to be generally comparable to those provided by similar companies in the contract research, biotechnology and pharmaceutical industries. This "peer group" is not the same group used for the industry comparison in the performance graph found in the "Comparison of Cumulative Return" section of this Proxy Statement; rather, it reflects the industry groups with which the Company competes for personnel.

ELEMENTS OF EXECUTIVE COMPENSATION

     The Company's executive compensation program has four key components: base salary, performance awards, long-term incentive awards and benefits. Performance awards and long-term incentive awards are granted pursuant to the Company's executive compensation plan. These components combine fixed and variable elements to create a total compensation package which provides some income predictability while linking a significant portion of compensation to business performance.

BASE SALARY

     Salary represents the fixed component of the Company's executive compensation program. Base salaries are set within ranges which are targeted around the competitive norm for similar companies in the contract research, biotechnology and pharmaceutical industries. Individual salaries may be above or below the competitive norm, depending on the executive's tenure in his position and performance. The Human Resources and Compensation Committee considers the following factors in approving adjustments to salary levels for the executive officers: (1) the relationship between current salary and appropriate internal and external salary comparisons, (2) the average size of salary increases being granted by competitors, (3) whether the responsibilities of the position have changed during the preceding year and (4) the individual's performance as reflected in the overall manner in which his assigned role is carried out.

PERFORMANCE AWARDS

     Performance awards serve two functions in implementing the Company's executive compensation philosophy. First, the incentives permit the Company to compensate officers directly for performance as measured by objective standards. Second, the incentives also serve to focus executives on those activities that are most directly under their control and for which they should be held accountable.

     Each year, the Company establishes target performance award opportunities (expressed as a percentage of salary), which participants can expect to earn if all performance goals are fully achieved during the next fiscal year. Performance awards are proportionately increased or decreased from the target to reflect performance levels that exceed or fall below expectations.

     At the beginning of each year, specific performance goals are set for the Company, each business unit and each individual participant. For 2001, the Company determined that the best criteria for measurement of Company and business unit performance was operating income. Individual performance goals are assigned annually relating to quality, productivity, expense control, innovation, management, etc. Individual performance is also assessed by subjective evaluation.

     Performance awards are linked to specific performance goals established by the Company. The executive compensation plan gives the Company's Human Resources and Compensation Committee the authority to award performance awards or reduce or entirely eliminate the performance awards. Performance awards may be made in cash, stock, stock options or a combination of each. Generally, the Human Resources and Compensation Committee awards cash awards to executive officers only to the extent operating income is in excess of target levels. In 2001, executive officer performance awards were awarded in both cash bonuses and nonqualified stock options, as described below.

     Relative to their performance during the first half of 2001, the Company issued non-qualified stock options to executive officers on June 30, 2001. The following table provides the number of option shares granted to each of the executive officers, along with the exercise price per share, which is equal to the closing price of the Company's Common Stock on date of grant, and the corresponding Black-Scholes value.

                                                               JUNE 30, 2001
                                                               -------------
Exercise Price..............................................     $  25.25
Black-Scholes Value.........................................     $15.3967

EXECUTIVE OFFICERS
Dennis B. Gillings..........................................        8,281
Pamela J. Kirby.............................................        3,126
Santo J. Costa..............................................        2,743
James L. Bierman............................................        3,126
John S. Russell.............................................        2,456
          Total.............................................       19,732

     In order to determine the number of options to be granted, the executive compensation plan performance award guidelines were used. The cash award amount derived from applying the criteria was then converted into stock options using the Black-Scholes method of option valuation. Using the Black-Scholes method, each option was valued upon grant at approximately 60.98% of the value of the underlying shares. The stock options vested on July 31, 2001.

     Performance award targets established for 2001 for the executive officers, other than Dr. Gillings, averaged 63% of the executive officers' aggregate base salaries. The value of actual bonus awards averaged 19% of their 2001 aggregate base salaries.

LONG-TERM INCENTIVE AWARDS

     The long-term incentive component of the Company's compensation scheme is designed to motivate and reward executives for maximizing shareholder value and encourage the long-term employment of key employees. Long-term incentives are primarily provided pursuant to the Company's Equity Compensation Plan and the Nonqualified Stock Option Plan, which are administered by the Human Resources and Compensation Committee.

     When awarding long-term incentives pursuant to the Equity Compensation Plan and the Nonqualified Stock Option Plan, the Human Resources and Compensation Committee has established target award guidelines for each level of executive. These targets are designed to comport with compensation practices among mid-sized U.S. and international companies in general industry. Actual awards may vary from the target levels to account for unusual performance or potential or to meet special hiring or retention needs.

     On March 31, June 30, September 30 and December 31, 2001, the Human Resources and Compensation Committee approved grants of stock options to Dr. Gillings, Dr. Kirby, Mr. Bierman and Mr. Russell. The size of each award was determined in accordance with the target award guidelines discussed above. These options vest on the anniversaries of the grant date over a four year period (25% of the grant each year). The Company also granted merit options to Mr. Bierman on June 27, 2001 at an exercise price of $23.23. Since these options carry exercise prices equal to the fair market value of the Company's Common Stock on the date of grant, the stock options have value only if the stock price appreciates from the value on the date the options were granted. This feature is intended to focus executives on the enhancement of shareholder value over the long-term and to encourage equity ownership in the Company.

BENEFITS

     Benefits offered to executives serve a different purpose than do the other elements of executive compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to provide a reasonable level of retirement income. Benefits offered to executives are largely those that are offered to the general employee population, with some variation primarily to promote tax efficiency.

CHIEF EXECUTIVE OFFICER ("CEO") COMPENSATION

     The Human Resources and Compensation Committee has adopted the policies described above with respect to Dr. Kirby, whose base salary rate at December 31, 2001 was $550,000. Dr. Kirby's performance award for 2001 included $24,063 in cash and stock options covering 3,126 shares of the Company's Common Stock. The value of this award represents 13.13% of Dr. Kirby's base salary. The total of base salary and performance award opportunity was established by the Human Resources and Compensation Committee at the 50th to 70th percentile of comparable pay for Chief Executive Officers in the contract research, biotechnology and pharmaceutical industries. In setting this amount, the Human Resources and Compensation Committee took into consideration Dr. Kirby's industry experience and her leadership ability. On March 12, 2001, the Company granted Dr. Kirby options to purchase 1,000,000 shares of Common Stock at an exercise price of $14.9375 per share, in connection with her date of hire on March 12, 2001 and subsequent appointment as Chief Executive Officer of the Company. Dr. Kirby also received options to purchase 124,577 shares of Common Stock pursuant to the executive compensation plan, consistent with the target long term incentive award guidelines adopted by the Human Resources and Compensation Committee, as discussed above.

POLICY WITH RESPECT TO $1 MILLION DEDUCTION LIMIT

     The Company has not awarded any compensation that is non-deductible under
Section 162(m) of the Internal Revenue Code, or the Code. That section imposes a $1 million limit on the U.S. corporate income tax deduction a publicly-held company may claim for compensation paid to the named executive officers unless certain requirements are satisfied. An exception to this limitation is available for "performance-based" compensation, as defined under Section 162(m). Compensation received as a result of the exercise of stock options may be considered performance-based compensation if certain requirements of Section 162(m) are satisfied. The Company has amended the Equity Compensation Plan so that compensation related to stock options granted under that plan may qualify as performance-based compensation and remain deductible. In the event that the Human Resources and Compensation Committee considers approving compensation in the future which would exceed the $1 million deductibility threshold, the Human Resources and Compensation Committee will consider what actions, if any, should be taken to make such compensation deductible.

CONCLUSION

     The Human Resources and Compensation Committee believes that these executive compensation policies and programs effectively promote the Company's interests and enhance shareholder value.

                                  SUBMITTED BY
            THE COMPANY'S HUMAN RESOURCES AND COMPENSATION COMMITTEE

                           ROBERT C. BISHOP, CHAIRMAN
                              CHESTER W. DOUGLASS
                                ARTHUR M. PAPPAS
                               VIRGINIA V. WELDON

                             AUDIT COMMITTEE REPORT

     The role of the Audit Committee is to assist the Board of Directors in overseeing the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent," as required by applicable listing standards of Nasdaq. The Audit Committee's responsibilities are described in its Charter, adopted by the Board on August 5, 1999 and amended by the Board on March 13, 2001.

     In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.

     The Audit Committee has also received the written disclosures and the letter from the independent auditors required by the current version of Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In connection with that, the Audit Committee has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence. Following a process of consultation with advisors, reference to current practices and internal discussions, the Audit Committee has adopted a policy that the Company should not engage any consultants that are related to the independent auditors.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Management of the Company is responsible for the preparation of the Company's financial statements. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent public accountants.

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE

                                 E. G. F. BROWN
                                ROBERT C. BISHOP
                                VAUGHN D. BRYSON

                     COMPARISON OF CUMULATIVE TOTAL RETURN

     The following graph compares the cumulative total shareholder return on the Company's Common Stock since December 31, 1996 through December 31, 2001, with the cumulative total return for the same period on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Health Services Index. The graph assumes that at the beginning of the period indicated, $100 was invested in the Company's Common Stock and the stock of the companies comprising the Nasdaq Stock Market (U.S.) Index and the Nasdaq Health Services Index and that all dividends were reinvested.

                       SHAREHOLDER RETURN ON COMMON STOCK

                              (PERFORMANCE GRAPH)

   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG QUINTILES TRANSNATIONAL CORP.
          AND THE NASDAQ U.S. STOCK AND NASDAQ HEALTH SERVICES INDICES

                                  12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/31/2000   12/31/2001
                                  ----------   ----------   ----------   ----------   ----------   ----------
QTRN                                 $100         $115         $161         $ 56         $ 63         $ 48
NASDAQ U.S.                          $100         $123         $173         $312         $193         $153
NASDAQ Health Services               $100         $102         $ 86         $ 71         $ 96         $102

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Dr. Gillings, Dr. Kirby, Mr. Bierman and Mr. Russell and a consulting agreement with Mr. Costa. The named executive officers are eligible to participate in any bonus, stock option, pension, insurance, medical, dental, 401(k), disability and other plans generally made available to the Company's executives.

     The employment agreement for Dr. Gillings extends for three years from February 22, 1994 and automatically renews for additional and successive one-year terms unless either party provides 90 days' notice of intent to terminate prior to the expiration of the then-current term. This agreement was amended on October 26, 1999 to provide more detailed change in control provisions. The agreement terminates upon Dr. Gillings' death, upon notice by the Company if Dr. Gillings becomes permanently disabled, upon notice by the Company for cause, upon notice by Dr. Gillings in the event of a change in control, as defined in his employment agreement (provided Dr. Gillings terminates his employment within 18 months following such change in control), upon notice by Dr. Gillings in the event of the Company's material breach or improper termination of the employment agreement and upon notice by Dr. Gillings if Dr. Gillings is not elected as Executive Chairman of the Board of the Company. The agreement provides for severance payments and continuation of benefits in the event Dr. Gillings' termination is for permanent disability, change in control, breach or improper termination by the Company, or for a change in position. In the event of termination by Dr. Gillings due to permanent disability, breach or improper termination by the Company or for a change in position, the Company must pay Dr. Gillings or his estate or beneficiaries his full base salary then in effect and other benefits under the agreement for the lesser of three years or the term of the non-compete covenant provided in the agreement. In the event that Dr. Gillings terminates his employment or is terminated by the Company without cause within 18 months following a change in control, the Company must make a severance payment equal to 2.99 times the amount of Dr. Gillings' base salary and executive compensation plan benefits for the year of termination, continue his other benefit plans for 18 months and make a lump sum payment of any amounts held by Dr. Gillings in any of the Company's retirement plans. In addition, upon a change in control, all options held by Dr. Gillings will become fully vested and exercisable. The Company is not obligated to make any payments or provide benefits to Dr. Gillings if the termination is for cause. The agreement includes a three year (or such lesser period as the Board determines, but in no event less than one year) non-compete provision pursuant to which Dr. Gillings cannot compete with the Company in any geographic area in which it does business and cannot solicit or interfere with the Company's relationship with any person or entity doing business with the Company, or offer employment to any person employed by the Company in the one year period prior to Dr. Gillings' termination of employment. The agreement prohibits disclosure of any confidential information acquired during the period of employment with the Company.

     The Company entered into split-dollar life insurance agreements as of May 16, 1996 with certain trusts created by Dr. Gillings, pursuant to which the Company and the trusts will share in the premium costs of certain variable and whole life insurance policies that pay an aggregate death benefit to the trusts upon the death of Dr. Gillings or his wife, Joan Gillings, whichever occurs later. The trusts pay premiums on the policies as if each policy were a one-year term life policy, and the Company pays the remaining premiums. The Company may cause this arrangement to be terminated at any time upon 30 days' notice. Upon termination of the arrangement, surrender of a policy, or payment of the death benefit under a policy, the Company is entitled to repayment of an amount equal to the cumulative premiums previously paid by the Company thereunder, with all remaining amounts going to the trust. Upon any surrender of a policy, the liability of the related trust to the Company is limited to the cash value of the policy. See footnotes (5), (8) and (11) to the "Summary Compensation Table" above for additional information on premium payments made by the Company under the policies.

     The employment agreement for Dr. Kirby extends for two years from April 2, 2001 and automatically renews for additional and successive one-year terms unless either party provides 90 days' notice of intent to terminate prior to the expiration of the then-current term. Either party may terminate the employment relationship without cause at any time upon 90 days' written notice. The Company may terminate the agreement without written notice at any time for the following reasons which constitute "cause" under the agreement: Dr. Kirby's death; Dr. Kirby's physical or mental inability to perform her duties for a specified period of time; any act or omission by Dr. Kirby constituting willful or gross misconduct, gross negligence, fraud, misappropriation, embezzlement, criminal behavior, conflict of interest or competitive business activities or any other actions that are materially detrimental to the Company or any of its affiliates' interests; any other reason recognized as "cause" under applicable law; or any uncured material and fundamental breach of the agreement by Dr. Kirby. Dr. Kirby may terminate the agreement upon written notice in the event of the Company's material breach or within 18 months of a change in control, as defined in her employment agreement, whether or not for "good reason," as defined in the agreement. "Good reason" includes, without limitation: (1) if within 18 months of a change in control, Dr. Kirby is not elected as Chief Executive Officer of the Company, (2) if there is a reduction in Dr. Kirby's base salary and (3) if Dr. Kirby's employment base is moved any place outside a thirty (30) mile radius from her principal place of residence. In the event Dr. Kirby's employment is not renewed by the Company or if she is terminated by the Company without cause, the agreement provides for severance payments equal to Dr. Kirby's monthly base salary then in effect for the 24 month term of the non-compete covenant provided in the agreement and continuation of benefits. In the event that Dr. Kirby terminates her employment, whether or not for good reason, or is terminated by the Company without cause within 18 months following a change in control, the Company must make a severance payment equal to 2.99 times the amount of Dr. Kirby's base salary and executive compensation plan benefits for the year of termination, continue her other benefit plans for 18 months and make a lump sum payment of any amounts held by Dr. Kirby in any of the Company's retirement plans. In addition, upon a change in control, all options held by Dr. Kirby will become fully vested and exercisable and will remain exercisable until the later of the expiration of the applicable exercise period or three (3) years following the date of termination (but in no event later than the expiration of the original 10-year term of the options). In the event that Dr. Kirby terminates her employment as a result of an uncured material breach of the agreement by the Company, in addition to any other damages or other relief to which she may otherwise be entitled, the Company must make a liquidated damage payment equal to Dr. Kirby's then current monthly salary for the non-competition period set forth in the agreement. The Company is not obligated to make any payments or provide additional benefits to Dr. Kirby if the termination is for cause. The agreement includes a 24 month non-compete provision pursuant to which Dr. Kirby cannot compete with the Company in any geographic area in which it does business and cannot solicit or interfere with the Company's relationship with any person or entity doing business with the Company, or offer employment to any person employed by the Company in the one year period prior to Dr. Kirby's termination of employment. The agreement prohibits disclosure of any confidential information acquired during the period of employment with the Company.

     Effective November 29, 1999, Mr. Costa ceased to be President and Chief Operating Officer of the Company and became its Vice Chairman, a post which he resigned as of December 31, 2001. Mr. Costa and the Company entered into a consulting agreement, dated November 20, 2001, which extends for a one-year term, at which time the Company and Mr. Costa will determine whether such agreement should be extended for any additional period of time. Under the consulting agreement, Mr. Costa assumed the role of Senior Consulting Executive. The consulting agreement prohibits the disclosure of confidential information and contains customary provisions assigning the rights of any work product developed by Mr. Costa to the Company. The consulting agreement is subject to the terms of the amended and restated employment agreement, dated November 30, 1999, between Mr. Costa and the Company, which survived termination of Mr. Costa's employment as President and Chief Operating Officer of the Company. Mr. Costa's employment agreement included a one-year non-competition provision following termination of his employment.

     Mr. Bierman's employment agreement, dated June 16, 1998, extends for successive one-year intervals unless terminated by either party with 90 days written notice. The Company may terminate this agreement without notice upon Mr. Bierman's death, his physical or mental inability to perform his duties for a period of 180 days, his material breach or his acts or omissions that are materially harmful to the Company's interest. Mr. Bierman may terminate the agreement if the Company fails to cure its material breach of the agreement within 30 days of receiving notice of the breach from him. Mr. Bierman is entitled to severance payments for 12 months following termination if the Company terminates the agreement for non-renewal or without cause, in which case he is also entitled to continuation of benefits, or if Mr. Bierman terminates the agreement for the Company's failure to cure its material breach, in each instance subject to his compliance with the noncompete, confidentiality, intellectual property and release provisions of the agreement. Upon a change in control, as defined in the agreement, Mr. Bierman shall receive 2.99 times his base salary, as well as accelerated vesting of stock options. The agreement includes a one year non-compete provision and prohibits Mr. Bierman from soliciting or interfering with the Company's relationship with any person doing business with the Company or offering employment to any person employed by the Company in the one year period prior to Mr. Bierman's termination of employment.

     Mr. Russell's employment agreement, dated December 3, 1998, extends for successive one-year intervals unless terminated by either party with 90 days written notice. This employment agreement was amended on

October 26, 1999 to provide more detailed change in control provisions. The Company may terminate this agreement without notice upon Mr. Russell's death, his physical or mental inability to perform his duties for a period of 180 days, his material breach, his acts or omissions that are materially harmful to the Company's interest or any other reason recognized as "cause" under applicable law. Mr. Russell may terminate the agreement if the Company fails to cure its material breach of the agreement within 30 days of receiving notice of the breach from him. Mr. Russell is entitled to severance payments and continuation of benefits during the 12 months following termination if the Company terminates the agreement for non-renewal or without cause or if Mr. Russell terminates the agreement for the Company's failure to cure its material breach, in each instance subject to his compliance with the noncompete, confidentiality, intellectual property and release provisions of the agreement. In the event that Mr. Russell terminates his employment or is terminated by the Company without cause within 18 months following a change in control, as defined in the agreement, the Company must make a severance payment equal to 2.99 times the amount of Mr. Russell's base salary and executive compensation plan benefits for the year of termination, continue his other benefit plans for 18 months and make a lump sum payment of any amounts held by Mr. Russell in any of the Company's retirement plans. In addition, upon a change in control, all options held by Mr. Russell will become fully vested and exercisable. The agreement includes a one year non-compete provision and prohibits Mr. Russell from soliciting or interfering with the Company's relationship with any person doing business with the Company or offering employment to any person employed by the Company in the one year period prior to Mr. Russell's termination of employment.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 2001, Dr. Gillings provided extensive business-related travel services for himself and other Company employees with the use of his own plane. The Company reimbursed Dr. Gillings for the use of his plane with cash payments totaling $870,207 and by granting options to Dr. Gillings with an annual aggregate Black-Scholes value of $1.4 million granted on a quarterly basis at an exercise price of $18.875 on March 31; $25.25 on June 30; $14.60 on September 30; and $16.05 on December 31. This reimbursement package was approved by the Human Resources and Compensation Committee and was estimated to be less than the cost of operating the plane for Company business purposes.

     Dr. Geoffrey Barker, the husband of the Company's Chief Executive Officer, is the Company's Medical Advisor to the Chairman. In connection with his employment, the Company has agreed to pay him an annual salary of $180,000. The Company granted Dr. Barker options to purchase 1,914 shares of Common Stock at an exercise price of $14.60 per share on September 30, 2001 and options to purchase 1,713 shares of Common Stock at an exercise price of $16.05 on December 31, 2001. The Company affords Dr. Barker customary employee benefits.

     On January 1, 2001, the Company entered into a new consulting agreement with A.M. Pappas & Associates, LLC, or AMP&A, which superseded the consulting agreement dated January 1, 2000. The 2001 consulting agreement requires the Company to pay AMP&A specified fees for each day of services provided by AMP&A under the agreement. The Company has agreed to reimburse AMP&A for all reasonable out-of-pocket and administrative expenses incurred by AMP&A in connection with performing its services. In 2001, the Company paid AMP&A consulting fees of approximately $169,000 in cash and reimbursed AMP&A for approximately $8,900 in expenses pursuant to the consulting agreement entered into with AMP&A in January 2001.

     The Company is a limited partner in TechAMP International, L.P. and A. M. Pappas TechAMP II, L.P., funds organized to make venture capital investments in the equity securities of private companies in the life science sector. TechAMP International and A. M. Pappas TechAMP II are managed by their general partner, AMP&A Management, LLC and AMP&A Management II, LLC, respectively, affiliates of AMP&A. The Company has committed to invest an aggregate of $18,000,000 in TechAMP International and A.M. Pappas TechAMP II. As a limited partner, the Company will make capital contributions under this commitment from time to time at the request of the fund's general partner. In 2001, the Company made capital contributions of $1,200,000 to TechAMP International and $1,850,000 to A.M. Pappas TechAMP II.

During 2001, TechAMP International made distributions to its limited partners in the form of cash and securities on five separate occasions. The Company received approximately $2,734,000 in the aggregate from TechAMP International, consisting of approximately $103,000 in cash and securities valued at approximately $2,631,000 (value based upon three day average closing price prior to distribution date) as a result of these distributions. A.M. Pappas TechAMP II did not make any distributions to its limited partners in 2001.

     In November 1997, the Company signed a preferred provider agreement with The Cleveland Clinic Foundation, pursuant to which The Cleveland Clinic would work with the Company as a preferred provider for investigator services in certain therapeutic areas, including cardiology, AIDS, cancer and molecular genetics, and the Company would work with The Cleveland Clinic as a preferred provider for contract drug development services. Dr. Topol is Provost and Chief Academic Officer of The Cleveland Clinic. By mutual consent, the parties terminated the preferred provider agreement effective December 19, 2001. For the year 2001, the Company incurred fees of approximately $297,300 under the preferred provider agreement.

                                 SECTION 16(a)

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and Directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2001 and Forms 5 and amendments thereto furnished to the Company with respect to fiscal 2001, the Company believes that all Section 16(a) filing requirements applicable to its officers, Directors and greater-than-10% stockholders were fulfilled in a timely manner.

                                  PROPOSAL 2:

                       APPROVAL OF 2002 STOCK OPTION PLAN

GENERAL

     On February 7, 2002, the Board of Directors adopted the 2002 Stock Option Plan, or the Plan, subject to the approval of the shareholders. The Company may use the Plan, in addition to the two other plans of the Company under which it currently may grant stock options, the Equity Compensation Plan and the Nonqualified Stock Option Plan, to grant stock options to employees, Directors and other service providers. If the Plan is approved, the number of shares of Common Stock authorized for issuance under the Plan will be 5,000,000 shares. Incentive stock options, or ISOs, and nonqualified stock options, or NSOs, may be granted under the Plan. (See "Tax Effects of the Plan" below for information about the tax treatment of ISOs and NSOs.)

     Including the 5,000,000 shares reserved for issuance under the Plan, as of March 11, 2002 the number of shares available for grant under all of the Company's stock option plans was 7,906,757. As of the same date, the number of shares subject to outstanding stock options previously granted under all of the Company's plans was 29,706,078. There were at the same date 118,610,258 shares of the Company's Common Stock outstanding. Of the outstanding options, 14,340,859 have exercise prices above the market price of the common stock as of March 11, 2002, and are considered underwater options. In addition, 2,448,565 of these options have exercise prices above $40.00. The Board of Directors of the Company determined that reserving 5,000,000 shares under the Plan and previously granting options at exercise prices that were not underwater is in the best interest of the shareholders of the Company as a means to retain valuable employee resources. The Board reached this decision after considering the total number of shares subject to or reserved for options, as well as the underwater exercise prices of a large number of outstanding options.

     The ability to grant stock options has enabled the Company to attract and retain highly-qualified personnel by providing equity compensation that is competitive with that of other similar companies. The Board of Directors believes that the Plan will continue to promote the growth and prosperity of the Company by providing optionees with incentives to achieve long-range performance goals. The Board of Directors further believes that stock options serve to identify the interests of optionees with those of the other shareholders of the Company and provide a means for optionees to participate in the future growth of the Company.

REQUIRED VOTE

     Assuming the presence of a quorum, approval of the Plan requires approval by the affirmative vote, either in person or by proxy, of at least a majority of all shares of Common Stock voted at the Annual Meeting. Under North Carolina corporate law, abstentions are treated as non-votes in determining whether shareholders have approved a proposal. Abstentions and non-votes will have no effect on the vote to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE 2002 STOCK OPTION PLAN.

DESCRIPTION OF THE 2002 STOCK OPTION PLAN

     The following description of the Plan is a summary of its material terms and provisions, is not intended to be a complete description of the Plan and is qualified in its entirety by reference to the full text of the Plan, a copy of which is included as Appendix A to this Proxy Statement and is also available from the Company upon request.

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or ERISA. The Plan is not a qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended, or the Code.

  NATURE AND PURPOSE

     The Plan provides for grants of ISOs and NSOs. It is designed to attract and retain personnel of exceptional ability, to motivate such personnel through added incentives to achieve long-range goals, to provide equity compensation that is competitive with that of other, similar companies, and to further identify the interests of the optionees with those of the Company's shareholders and thereby promote the long-range financial interests of the Company and its subsidiaries.

  ADMINISTRATION

     The Human Resources and Compensation Committee of the Board of Directors administers the Plan. Members of the Human Resources and Compensation Committee are appointed by the Board of Directors from among its members and may be removed by the Board of Directors in its discretion. At its discretion, the Board of Directors may take any action that may be taken by the Human Resources and Compensation Committee. To the extent desirable to qualify options as exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or
Section 162(m) of the Code, the Human Resources and Compensation Committee will be composed (or the transactions otherwise structured) to meet the requirements of those exemptions. Within limits prescribed by the Board of Directors or the Human Resources and Compensation Committee, and to the extent permitted by the rules of the applicable stock exchange and the General Statutes of North Carolina, the Board of Directors or the Human Resources and Compensation Committee may designate one or more senior executive officers of the Company to approve grants of options under the Plan. The Human Resources and Compensation Committee has the broad discretion to construe, interpret and administer the Plan, to select the persons to be granted options, to determine the number of shares to be subject to each option, and to determine the form, terms, conditions and duration of each option. The Human Resources and Compensation Committee's decisions are conclusive, final and binding upon all parties.

     The Human Resources and Compensation Committee may permit statutory withholding obligations to be satisfied by withholding shares upon exercise of options, and may permit the deferral of the delivery of shares upon exercise of options. The Human Resources and Compensation Committee is not authorized to grant so-called "reload" options (to replace shares surrendered in payment of the exercise price of options), to settle any option in cash (except to the extent necessary to satisfy applicable withholding requirements) or to reprice any options previously granted pursuant to the Plan. The Human Resources and Compensation Committee may not grant options with exercise prices less than the fair market value of the underlying shares on the date of grant, except for options granted in acquisition transactions to replace options granted under plans or arrangements of target entities.

  SECURITIES TO BE OFFERED

     An aggregate of 5,000,000 shares of Common Stock will be reserved for issuance under the Plan. Shares subject to options under the Plan will be authorized but unissued shares of Common Stock. To the extent any shares subject to options under the Plan are not purchased or delivered, or are reacquired by the Company at their original purchase price, such shares will not be subtracted from the aggregate number of shares available for options under the Plan and may again be awarded under the Plan. This re-use of shares would occur, for example, upon the termination, expiration or cancellation of stock options or the forfeiture of unvested shares purchased upon exercise of options granted under the Plan.

     The Board of Directors will make equitable adjustments upon the occurrence of certain events that result in changes in the outstanding shares of Common Stock or in exchanges of shares of Common Stock for a different number or class of Common Stock or other securities of the Company or another corporation. These events include, without limitation, a stock split, reverse stock split, stock dividend, split-up, spin off, combination, exchange or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration. Under such circumstances, adjustments will be made by the Board of Directors in the limitation on the aggregate number of shares of Common Stock that may be awarded under the Plan, the number and class of shares that may be subject to an option, the purchase price for shares of Common Stock and the fiscal-year limitation on annual grants to individuals described under "Incidents of Stock Options" below.

  ELIGIBLE PARTICIPANTS

     The Human Resources and Compensation Committee has the exclusive right, subject to applicable law, to determine those persons who will be granted options under the Plan, if the Human Resources and Compensation Committee determines that such grants will be in the best interest of the Company. Subject to the foregoing, any employee of the Company or a subsidiary of the Company, as well as any other person providing services to the Company or a subsidiary, including consultants and Directors, may participate in the Plan, subject to any limitations of applicable law. ISOs may be granted only to employees of the Company or a subsidiary. NSOs may be granted to any service provider of the Company or a subsidiary.

  INCENTIVE STOCK OPTIONS

     ISOs are stock options that are intended to quality for favorable tax treatment under Section 422 of the Code. ISOs may be granted under the Plan for up to 10 years from the date the Plan was adopted by the Board of Directors, subject to certain conditions described below.

     The exercise price of an ISO under the Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% for 10% owners of the Company). The fair market value of the Common Stock for any day in question will be the closing price of the Common Stock, as reported on the exchange on which the Common Stock is traded, or the last sale price of the Common Stock on The Nasdaq Stock Market, as applicable. If a day in question is not a market trading day, the fair market value will be determined on the next succeeding market trading day.

     An ISO granted under the Plan must be exercised within 10 years from the date of grant (five years for 10% owners of the Company), or such shorter period as specified by the Human Resources and Compensation Committee in the option agreement. Upon a termination of employment of the optionee with the Company, an ISO will remain exercisable to the extent vested on the date of termination for such period following the termination of employment as is provided in the option agreement. An ISO may not remain exercisable following termination of employment for more than three months, unless employment is terminated because of death or disability. In such cases, an ISO may be exercised for up to one year after the date of termination. If an option designated as an ISO remains exercisable for longer than the three-month and one-year periods described above, as applicable, it will be treated for income tax purposes as an NSO. In no event may an option be exercised beyond its original term.

     The aggregate fair market value of the shares (determined on the date of grant) for which ISOs held by an Optionee are exercisable for the first time in a calendar year may not exceed $100,000. To the extent an option exceeds this limitation, the excess will be treated as an NSO.

     An ISO granted under the Plan will be subject to such other terms and conditions as the Human Resources and Compensation Committee deems necessary for the ISO to qualify under Section 422 of the Code, as well as any other terms and conditions not inconsistent with the Plan as determined by the Human Resources and Compensation Committee.

  NONQUALIFIED STOCK OPTIONS

     NSOs may be granted to eligible participants at such times as determined by the Human Resources and Compensation Committee. NSOs are not eligible for the favorable tax treatment available to ISOs under Section 422 of the Code. The exercise price of NSOs under the Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant.

     NSOs granted under the Plan will be exercisable as specified in the applicable notice of grant and option agreement. Following an optionee's termination of employment, an NSO will remain exercisable to the extent vested on the date of termination for such period as is provided in the option agreement. Such period generally will not exceed three months. If termination of employment is as a result of death or disability, such period generally will not exceed one year. In no event will an NSO remain exercisable beyond its original term.

  INCIDENTS OF STOCK OPTIONS

     Each stock option granted under the Plan will be subject to such terms and conditions, not inconsistent with the Plan, as may be determined by the Human Resources and Compensation Committee. Each option will be evidenced by a "notice of grant," which may be in electronic form, which sets forth the primary terms and conditions of the option. In addition, each option will be further subject to an option agreement, which may be a "master" agreement relating to more than one option granted to an optionee. Each option agreement will be subject to and incorporate the Plan, and will include any other terms and conditions, not inconsistent with the Plan, required by the Human Resources and Compensation Committee.

     Except as provided otherwise by the Human Resources and Compensation Committee, a stock option granted under the Plan will not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by the participant or his or her guardian or legal representative. In its discretion the Human Resources and Compensation Committee may permit NSOs to be transferred by gift or domestic relations order to or for the benefit of a "family member," as defined in the General Instructions to Form S-8 under the Securities Act of 1933, as amended.

     The exercise price of stock options under the Plan may be payable in cash, by delivery of shares of common stock that have been held by the optionee for at least six months, or by so-called "cashless" exercise through a broker pursuant to a program approved by the Human Resources and Compensation Committee. A promissory note of an optionee to the Company will not be an acceptable form of payment for the exercise price of an option. Until an option is exercised, an optionee will have no rights to vote or receive dividends or any other rights as a shareholder with respect to the shares covered by an option.

     Under the Plan no participant may be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock; except that, in connection with a participant's initial employment with the Company, a participant may be granted an additional 200,000 shares.

  EFFECTS OF CHANGE IN CONTROL

     In the event of a change in control, outstanding options may be assumed, or equivalent options substituted, by the surviving, continuing, successor or purchasing corporation (or parent thereof), or an Acquiring Corporation. Except as otherwise determined by the Human Resources and Compensation Committee, if the Acquiring Corporation does not assume or substitute an equivalent option for an option, the Human Resources and Compensation Committee will notify the optionee, and the optionee will have not less than 15 days from the date of such notice to exercise the option to the extent it will be exercisable under the Plan and any applicable agreement upon the consummation of the change in control. Unexercised options will terminate at the end of such notice period.

     A "change in control" will occur upon (1) the acquisition by any person, including a group (but not the Company or any subsidiary or employee benefit plan thereof or Dennis B. Gillings), together with its affiliates and associates, of the beneficial ownership of at least 33.33% of the total voting power of the then-outstanding voting securities of the Company; (2) the approval by the shareholders of a merger, share exchange, consolidation or reorganization, as a result of which less than 66.66% of the total voting power of the Acquiring Corporation is held in the aggregate by the shareholders of the Company prior to the transaction; or (3) the approval by the shareholders of a sale or disposition of all or substantially all of the Company's assets.

  AMENDMENT AND TERMINATION

     The Plan will remain in effect for 10 years unless terminated sooner by the Board of Directors. At any time, the Board of Directors may amend or terminate the Plan. However, no amendment or termination may adversely affect the rights of optionees under outstanding options without the optionees' written consent, and no amendment to the Plan may increase the number of shares reserved for issuance under the Plan, increase the fiscal-year grant limitations described above under "Incidents of Stock Options," permit the grant of options with exercise prices less than the fair market value of the stock on the date of grant (except in connection with an acquisition transaction, as described above), permit options to be repriced or effect any other material change in the Plan without shareholder approval.

     Notwithstanding the foregoing, the Human Resources and Compensation Committee will retain the power to (1) annul any award if the participant is terminated for cause as determined by the Human Resources and Compensation Committee, (2) provide for the forfeiture of shares of Common Stock or other gain under an award as determined by the Human Resources and Compensation Committee for competing against the Company and (3) grant options with exercise prices less than the fair market value of the stock on the date of grant to replace options held by optionees of a target company in connection with a corporate acquisition.

TAX EFFECTS OF THE PLAN

     The following discussion of the federal income tax consequences of awards granted under the Plan is intended only as a summary of the present federal income tax treatment of stock options under the Plan. The federal income tax laws pertaining to equity compensation are highly technical, and such laws are subject to change at any time. This summary does not discuss the tax consequences of a participant's death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

  INCENTIVE STOCK OPTIONS

     In general, an optionee will realize no regular taxable income, and the Company will be allowed no federal income tax deduction, upon the grant or exercise of an ISO. However, the exercise of an option may cause the optionee to be subject to alternative minimum tax (described below). The regular federal income tax consequences of a disposition of Common Stock purchased upon the exercise of an ISO depends upon whether the optionee has held the shares for the requisite holding period. If the optionee disposes of such shares after the Holding Period, defined as the later to occur of (1) two years from the date of the grant of the ISO or (2) one year after the date of the transfer of the shares to him, then any gain or loss to the optionee will be taxed as a capital gain or loss according to the rules of sales and exchanges generally. The amount subject to tax will be the difference between the amount realized and the optionee's cost basis in the shares. Generally, an optionee's cost basis is the exercise price of the option. In such event, the Company will not be entitled to a tax deduction by reason of the disposition. For these purposes, "disposition" means a lifetime transfer of legal title, such as by sale, exchange, or gift, but does not include a transfer that is triggered by death, such as one by bequest or inheritance or one made by a decedent to his estate.

     A "disqualifying disposition" occurs if the optionee makes a disposition of the shares of Common Stock acquired through the exercise of an ISO before satisfying the Holding Period. Upon a disqualifying disposition, the optionee must include as ordinary income the gain realized on that disposition to the extent of the lesser of (1) the fair market value of the Common Stock on the date of exercise of the ISO minus the option price or (2) the amount realized on the disposition minus the option price. The excess, if any, of the realized gain over the ordinary income component will be taxable as capital gain. Upon the occurrence of a disqualifying disposition, the Company will be entitled to deduct, as compensation paid, the amount included as ordinary income by the optionee.

     The federal alternative minimum tax consequences of the exercise of an ISO under the Plan differ from the regular federal income tax consequences of such exercise. The difference between the option price and the fair market value of the shares upon exercise will be a preference item subject to the federal alternative minimum tax.

  NONQUALIFIED STOCK OPTIONS

     Holders of NSOs will not be entitled to the special tax treatment afforded by Sections 421 and 422 of the Code in connection with ISOs. An optionee granted an NSO will realize no taxable income upon grant of the NSO, but at the time of exercise he or she will realize ordinary taxable income equal to the excess of the fair market value of the stock over the option price paid. If the optionee is an employee, the Company will be required to withhold on the amount of income realized by the optionee in the transaction. The Company will be entitled to a deduction for federal income tax purposes equal to the ordinary income realized by the optionee as a result of exercise of an NSO.

     An optionee's tax basis in shares acquired upon the exercise of an NSO will be the fair market value of such shares on the date of exercise. Upon the sale of such shares, the optionee's gain or loss will equal the difference between the sale price and such tax basis. Any such gain or loss will be short or long-term capital gain or loss, depending on whether the shares have been held for at least 12 months.

                       INFORMATION REGARDING INDEPENDENT
                     PUBLIC ACCOUNTANTS AND RELATED MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP served as the Company's independent public accountants for the year ended December 31, 2001. The Audit Committee and the Board of Directors currently are reviewing the Company's audit needs and its goals for the performance of its independent public accountants. Although shareholder ratification of the selection of the Company's independent public accountants is not required, it has been the Company's practice to seek such ratification. In light of the fact that the Company's review of its audit needs is ongoing, the Board's selection of the independent public accountants is not being submitted to shareholders for ratification this year but will be announced at the time the decision is made.

     A representative of Arthur Andersen LLP has been invited to be present at the Annual Meeting, make a statement and respond to questions.

FISCAL 2001 AUDIT FIRM FEE SUMMARY

     During fiscal year 2001, the Company retained its independent public accountants, Arthur Andersen LLP, to provide services in the following categories and amounts (stated in thousands)

Audit Fees..................................................   $1,397
Financial Information Systems Design and Implementation
  Fees......................................................   $1,796
All Other Fees..............................................   $  433
                                                               ------
          Total.............................................   $3,626
                                                               ======

                    SUBMISSION OF SHAREHOLDER PROPOSALS FOR
                      2003 ANNUAL MEETING OF SHAREHOLDERS

     Company shareholders who intend to present proposals at the Company's 2003 Annual Meeting and desire to have such proposals included in the Company's proxy materials relating to the meeting must give advance written notice to the Company no later than December 3, 2002, which is 120 calendar days prior to the anniversary of the date of this proxy statement. Such proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

     If a shareholder wishes to present a proposal at the Company's 2003 Annual Meeting and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the shareholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company's Bylaws (the "Bylaw Deadline"), as described below in the section entitled "Other Matters." If a shareholder gives notice of a proposal after the Bylaw Deadline, the shareholder will not be permitted to present the proposal to the shareholders for a vote at the meeting.

     SEC rules also establish a different deadline relating to shareholder proposals that are not intended to be included in the Company's proxy statement (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the year 2003 Annual Meeting is February 16, 2003 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the Company's 2003 Annual Meeting. Because the Bylaw Deadline cannot be determined until the Company publicly announces the date for its next Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2003 Annual Meeting, and the Company believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to the meeting.

     The Company has not been notified by any shareholder of his or her intent to present a shareholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting, including any shareholder proposals properly presented to the Company prior to the Bylaw Deadline for this year's Annual Meeting.

                                 MISCELLANEOUS

     The Company's Annual Report on Form 10-K for the year ended December 31, 2001, which includes financial statements audited and reported upon by the Company's independent public accountants, is being mailed along with this Proxy Statement. Additional copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 will be furnished without charge to any shareholder upon written request directed to Investor Relations, Quintiles Transnational Corp., P. O. Box 13979, Research Triangle Park, North Carolina 27709-3979.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. Under the Company's bylaws, in order to be deemed properly presented, notice of a shareholder's proposal for presentation at the meeting must be delivered to the Secretary of the Company at the principal executive offices of the Company not more than 90 and not less than 50 days before the Annual Meeting. The shareholder's notice must set forth, as to each proposed matter: (1) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting and, if such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment; (2) the name and address, as they appear on the Company's books, of the shareholder proposing such business; (3) the class and number of shares of the Company which are beneficially owned by such shareholder; (4) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such Annual Meeting and intends to appear in person or by proxy at the Annual Meeting to propose such business; and (5) any material interest of the shareholder in such business.

                                          By Order of the Board of Directors

                                          JOHN S. RUSSELL
                                          Executive Vice President and General
                                          Counsel,
                                          Head Global Human Resources,
                                          Corporate Secretary

Durham, North Carolina
April 2, 2002

                                                                      APPENDIX A

                         QUINTILES TRANSNATIONAL CORP.

                             2002 STOCK OPTION PLAN

     1. Purposes of the Plan. The Quintiles Transnational Corp. 2002 Stock Option Plan (the "Plan") has been established by Quintiles Transnational Corp. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate such persons, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other, similar companies; and (iv) further identify Optionees' interests with those of the Company's other shareholders through compensation based upon the Common Stock and thereby promote the long-term financial interests of the Company and its Subsidiaries. Options granted under the Plan may be Incentive Stock Options or Nonqualified Stock Options, as determined by the Administrator at the time of grant.

     2. Definitions.  As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or the Committee (or their designees), as applicable.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

          (f) "Common Stock" means the common stock of the Company, par value $.01 per Share.

          (g) "Consultant" means any person who is not an Employee and who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

          (h) "Director" means a member of the Board.

          (i) "Disability" means "permanent and total disability" as defined in
     Section 22(e)(3) of the Code.

          (j) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee upon (i) any leave of absence approved by the Company (or by the Parent or Subsidiary that employs the person) or (ii) a transfer between locations of the Company (or the Parent or Subsidiary that employs the person) or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave of absence may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. Neither service as a Director nor payment of a Director's fee shall constitute "employment."

          (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the date of determination (or the next succeeding market trading day, if the date of determination is not a market trading day), as reported in The Wall Street Journal, or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or the next succeeding market trading day, if the date of determination is not a market trading day); or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

          (m) "Incentive Stock Option" means an Option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

          (n) "Notice of Grant" means the notice to an Optionee of the key terms of an Option (e.g., the option type, number of Shares, exercise price, vesting and expiration date, etc.). The Notice of Grant may be in written or electronic form (including in the form of one or more electronic screens displaying the details of an Option) and shall be deemed to be part of the Option Agreement.

          (o) "Nonqualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (p) "Option" means a stock option granted pursuant to the Plan.

          (q) "Option Agreement" means the written agreement between the Company and an Optionee setting forth the terms and conditions of an Option.

          (r) "Optionee" means the holder of an outstanding Option granted under the Plan.

          (s) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (t) "Rule 16b-3" means Rule 16b-3 under the Exchange Act or any successor thereto.

          (u) "Service Provider" means an Employee, Director or Consultant.

          (v) "Share" means a share of Common Stock, as adjusted in accordance with Section 12 below.

          (w) "Subsidiary" means, for purposes of Incentive Stock Options, a "subsidiary corporation," whether now or hereafter existing, as defined in
     Section 424(f) of the Code. For all other purposes under the Plan (other than Section 13(a), the term "Subsidiary" means any corporation, partnership, joint venture, limited liability company or other entity during any period in which a least a fifty percent (50%) voting or profits interest is owned, directly or indirectly, by the Company (or any entity that is a successor to the Company) and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant ownership interest, as determined in the discretion of the Committee.

     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be subject to Options and sold under the Plan shall be five million (5,000,000) Shares. The Shares shall be authorized but unissued Common Stock.

     If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan unless the Plan has terminated. Shares that have actually been issued under the Plan upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if the Company repurchases unvested Shares at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

          (a) Procedure. The Human Resources and Compensation Committee, or such other Committee as the Board may appoint from time to time, shall administer the Plan. At the discretion of the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

             (i) Rule 16b-3. To the extent desirable to qualify Options as exempt under Rule 16b-3, the Committee shall be composed solely of two or more "Non-Employee Directors," within the meaning of Rule 16b-3(d)(1), or the transactions contemplated hereunder shall otherwise be structured to meet the requirements for exemption under Rule 16b-3.

             (ii) Section 162(m). To the extent desirable to qualify Options granted hereunder as "performance-based compensation," within the meaning of Section 162(m) of the Code, the Committee shall be composed solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

             (iii) Delegation to Officer. The Board or the Committee may authorize one or more senior executive officers of the Company to authorize or approve grants of Options within limits specifically prescribed by the Board or the Committee, as applicable, to the extent permitted by the rules of any applicable stock exchange or national market system and by Section 55-8-25 of the General Statutes of North Carolina. The Board or the Committee may revoke or amend the terms of such a delegation at any time, but such action shall not invalidate any prior action of such delegate(s) that were consistent with the terms of the Plan.

          (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority in its discretion:

             (i) To determine the Fair Market Value of the Shares, select the Service Providers to whom Options may from time to time be granted hereunder, determine the dates of grant, determine the type and the number of Shares covered by each Option, establish the terms, conditions, performance criteria, and other restrictions and provisions of Options, and approve the forms of Option Agreements, which need not be identical in each case;

             (ii) To prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations for the purpose of qualifying for preferred tax treatment under non-U.S. tax laws;

             (iii) To satisfy the Company's required minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income) by repurchasing upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount of the Company's required minimum statutory withholding obligation;

             (iv) To permit the deferral of delivery of Shares upon exercise of Options, subject to such limitations and procedures as the Administrator may establish; and

             (v) To construe and interpret the terms of the Plan and Options granted under the Plan and to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Exclusions. The provisions of Section 4(b) above notwithstanding, the Administrator shall not be authorized under the Plan to grant so-called "reload" options, to settle any Option in cash, except as permitted under
     Section 4(b)(iii) above, or to "reprice" any Option previously granted pursuant to the Plan, whether through amendment, cancellation or replacement grants, or any other means.

          (d) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees. No member of the Committee or the Board, as applicable, shall be liable to any person for any action or determination with respect to the Plan that he or she makes in good faith. In controlling and managing the operation and administration of the Plan, the

     Administrator shall take action in a manner that conforms to the Articles and By-laws of the Company and Applicable Laws.

     5. Eligibility. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to any Service Provider. Options may be granted to a Service Provider in connection with his or her hiring, retention or otherwise, prior to the date the Service Provider first performs services to the Company or its Subsidiaries, provided that no such Option shall vest and be exercisable prior to the date the Service Provider first performs such services.

     6. Limitations.

          (a) Incentive Stock Options. Each Incentive Stock Option shall be designated as such in the Notice of Grant. Notwithstanding such designation, the aggregate Fair Market Value of Shares (determined on the date of grant) with respect to which Incentive Stock Options held by an Optionee are exercisable for the first time during a calendar year may not exceed One Hundred Thousand Dollars ($100,000). Shares in excess of such amount shall be treated for income tax purposes as subject to Nonqualified Stock Options, with the determination to be made in the order the Options were granted.

          (b) Section 162(m).

             (i) No Optionee shall be granted, in any fiscal year of the Company, Options to purchase more than five hundred thousand (500,000) Shares.

             (ii) In addition, in connection with his or her initial service, an Optionee may be granted Options to purchase up to an additional two hundred thousand (200,000) Shares that shall not count against the limit of Section 6(b)(i) above.

             (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12 below.

          (c) No Right to Continued Service. Neither the Plan nor any Option shall confer upon any Optionee any right to continued service with the Company, nor shall it interfere in any way with any right of the Optionee or the Company to terminate the Optionee's relationship as a Service Provider at any time.

     7. Term of Plan. Subject to shareholder approval under Section 18 hereof, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years, unless sooner terminated under
Section 15 hereof.

     8. Term of Option. The term of each Option shall be stated in the applicable Option Agreement. The term of an Incentive Stock Option granted to an Optionee who, on the date of grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary shall be no more than five (5) years.

     9. Option Exercise Price and Consideration.

          (a) Exercise Price. The per share exercise price of an Option shall be determined by the Administrator, subject to the following:

             (i) In the case of an Incentive Stock Option

                (A) granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                (B) granted to any other Optionee, the exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

             (ii) In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

             (iii) Notwithstanding the foregoing, Options may be granted to replace options granted under a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary, with exercise prices of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (b) Consideration. The consideration to be paid for Shares to be issued upon the exercise of Options, including the method of payment, shall be determined by the Administrator in accordance with Applicable Laws (and, in the case of Incentive Stock Options, shall be determined at the time of grant). Such consideration may consist of (i) cash or its equivalent, (ii) other Shares that have been owned by the Optionee for more than six (6) months on the date of surrender and have a Fair Market Value on the date of surrender equal to the aggregate exercise price, (iii) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker in a form acceptable to the Administrator providing for assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares acquired upon exercise of an Option, pursuant to a program or procedure approved by the Administrator (a so-called "cashless exercise"), or (iv) any combination of the above. Promissory notes of Optionees to the Company shall not be accepted as consideration for Shares to be issued on exercise of Options.

     10. Exercise of Options.

          (a) Exercisability. Options granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator and set forth in the Notice of Grant. Except as provided in the Notice of Grant, Options granted to Service Providers who are "non-exempt" Employees, within the meaning of the Fair Labor Standards Act, shall not be exercisable within six (6) months after the date of grant. Options may not be exercised for a fraction of a Share.

          (b) Procedure for Exercise. An Option shall be deemed to be exercised when the Company receives (i) notice of exercise from the Optionee in accordance with the Option Agreement and (ii) full payment for the Shares in the form of any consideration and method of payment permitted by the Plan and authorized by the Administrator. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, jointly in the name of the Optionee and the Optionee's spouse.

          (c) Rights as a Shareholder. Until Shares subject to Options are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), Optionees shall have no right to vote or receive dividends or any other rights as shareholders with respect to such Shares. The Company shall issue (or cause to be issued) Shares promptly after Options are exercised. No adjustment shall be made for dividends or other rights for which the record date is prior to the date Shares are issued, except as provided in Section 12 hereunder. The exercise of an Option shall decrease the number of Shares thereafter available under the Plan and under the Option by the number of Shares as to which the Option is exercised.

          (d) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than as a result of the Optionee's death or Disability, any Option held by the Optionee may be exercised by the Optionee to the extent the Option is vested on the date of termination, under the Option Agreement or other applicable agreement, within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of the Option). In the absence of a specified time in the Option Agreement, an Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, an Optionee is not vested as to an entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, an Optionee does not exercise an Option within the time specified in the Option Agreement or this Section 10(d), as applicable, the Option shall terminate, and the Shares covered by the Option shall revert to the Plan.

          (e) Disability or Death of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability or death, any Option held by the Optionee may be exercised by the Optionee, the Optionee's legal guardian or the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance, as applicable, to the extent the Option is vested on the date of termination, under the Option Agreement or other applicable agreement, within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of the Option). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, an Optionee is not vested as to an entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, an Optionee does not exercise an Option within the time specified in the Option Agreement or this Section 10(e), as applicable, the Option shall terminate, and the Shares covered by the Option shall revert to the Plan.

     11. Non-Transferability of Options. Unless determined otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator in its sole discretion permits an Option to be transferable, it shall be transferable only by gift or by domestic relations order to or for the benefit of a "family member" of the Optionee, as defined in the General Instructions to Form S-8 under the Securities Act of 1933, as amended.

     12. Effect of Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of Options, as well as the price per Share covered by each outstanding Option and the repurchase price per Share of unvested Shares purchased upon exercise of Options, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, split-up, spin-off, combination, exchange or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." The Board shall make any such adjustment, and the Board's determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Options.

     13. Change in Control.

          (a) Definition. For purposes of this Plan, a "Change in Control" shall mean the occurrence of any one of the following:

             (i) An acquisition (other than directly from the Company) of any voting securities of the Company by any "Person" (as such term is used in Sections 3(a)(9), 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")), after which such Person, together with its "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of more than one-third (33.33%) of the total voting power of the Company's then outstanding voting securities, but excluding any such acquisition by the Company, any Person of which a majority of its voting power or its voting equity securities or equity interests is owned, directly or indirectly, by the Company (solely for purposes of this Section 13(a), a "Subsidiary"), any employee benefit plan of the Company or any of its Subsidiaries (including any Person acting as trustee or other fiduciary for any such plan), or Dennis B. Gillings;

             (ii) The shareholders of the Company approve a merger, share exchange, consolidation or reorganization involving the Company and any other corporation or other entity that is not controlled by the Company, as a result of which less than two-thirds (66.66%) of the total voting power of the outstanding voting securities of the Company or of the successor corporation or entity after such transaction are held in the aggregate by the holders of the Company's voting securities immediately prior to such transaction; or

             (iii) The shareholders of the Company approve a liquidation or dissolution of the Company, or approve the sale or other disposition by the Company of all or substantially all of the Company's assets to any Person (other than a transfer to a Subsidiary of the Company).

          (b) Effect of a Change in Control.

             (i) In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or Parent thereof, as the case may be (the "Acquiring Corporation") may either assume the Company rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options to purchase the Acquiring Corporation's stock.

             (ii) Except as otherwise determined by the Administrator, in the event that the Acquiring Corporation does not assume or substitute for outstanding Options, the Administrator shall notify Optionees in writing that outstanding Options shall remain outstanding for no less than fifteen (15) days from date of such notice, shall be exercisable to the extent exercisable under the Plan and any applicable agreement upon the consummation of the Change in Control, and shall terminate and cease to be outstanding upon later of the expiration of such fifteen (15)-day period or upon the consummation of the Change in Control. Notwithstanding the foregoing, Shares acquired upon exercise of Options prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such Shares shall continue to be subject to all applicable provisions of the Option Agreements evidencing such Options, except as otherwise may be provided in such Option Agreements.

             (iii) For the purposes of this Section 13(b), an Option shall be considered assumed if, following a Change in Control, the Option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration is not solely common stock of the Acquiring Corporation, the Administrator may, with the consent of the Acquiring Corporation, provide for the consideration to be received upon the exercise of an Option to be solely common stock of the Acquiring Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

     14. Date of Grant. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting the Option, or such later date as the Administrator shall determine. Notice of such determination shall be given to Optionees within a reasonable time after the date of grant.

     15. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan, provided that (i) no amendment or termination may, in the absence of written consent of the Optionee (or, if the Optionee is not then living, the affected beneficiary), adversely affect the right of any Optionee or beneficiary under any Option granted under the Plan prior to the date such amendment is adopted by the Board and
     (ii) no amendment may increase the number of Shares reserved for issuance under the Plan under Section 3, modify the exclusions upon the authority of the Administrator set forth in Section 4(c), increase the limitations on the number of Shares set forth in Section 6(b), decrease the minimum Option exercise price set forth in Section 9(a), or effect any other material change in the Plan, unless such amendment is approved by the Company's shareholders. Adjustments pursuant to Section 12 hereof shall not be subject to the foregoing limitations of this Section 15(a).

          (b) Termination for Cause; Noncompetition. The provisions of Section 15(a) notwithstanding, the Administrator shall retain the right and power to (i) cancel or suspend any Option if the Optionee is terminated for cause, as determined by the Administrator in its sole discretion, and (ii) provide for the forfeiture of Shares or other gain under an Option upon the Optionee's competing against the Company or any Subsidiary.

     16. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue and deliver Shares pursuant to the exercise of an Option unless such exercise and the issuance and delivery of such Shares shall comply with all Applicable Laws, including, without limitation, withholding of all taxes and any requirements of the Securities Act of 1933, as amended. The issuance and delivery of such Shares shall be further subject to the approval of counsel for the Company with respect to such compliance. To the extent the Plan provides for the issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis to the extent not prohibited by Applicable Laws.

     17. Reservation of Shares. During the term of the Plan, the Company shall at all times reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

     18. Shareholder Approval. The Plan shall be subject to shareholder approval, which shall be obtained in accordance with Applicable Laws within twelve (12) months of the adoption of the Plan by the Board.

                            - FOLD AND DETACH HERE -

                         QUINTILES TRANSNATIONAL CORP.

    PROXY FOR 2002 ANNUAL MEETING OF SHAREHOLDERS SOLICITED BY THE BOARD OF
                                   DIRECTORS

    The undersigned hereby appoints Dennis B. Gillings, Ph.D. and Pamela J. Kirby, Ph.D. and each of them as attorney and proxy of the undersigned, each with the full power of substitution, to represent the undersigned and to vote all of the shares of stock in Quintiles Transnational Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Sheraton Imperial Hotel and Convention Center, 4700 Emperor Blvd., Durham, North Carolina 27703 on Wednesday, May 1, 2002 at 5:00 p.m., Eastern Daylight Saving Time, and any adjournments thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW.

1.  Election of Class II Directors:

    [ ] FOR all nominees listed below         [ ] WITHHOLD AUTHORITY to vote
        (except as marked to the contrary).       for all nominees listed below.

    Vaughn D. Bryson, Pamela J. Kirby, William L. Roper

    INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

    ----------------------------------------------------------------------------

2.  Approve the Company's 2002 Stock Option Plan:

         [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

                  (Continued and to be signed on the reverse)

                            - FOLD AND DETACH HERE -

                          (Continued from other side)

    By signing the proxy, a shareholder will also be authorizing the proxy holder to vote in his discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. The Company has no current plans to adjourn the meeting, but would attempt to do so if the Company believes that adjournment would promote shareholder interests.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

                                              DATE                        , 2002
                                                  ------------------------
                                                   (Be sure to date Proxy)

                                              ----------------------------------
                                              Signature and title, if applicable

                                              ----------------------------------
                                              Signature if held jointly

                                              When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign the full corporate
                                              name by the President or other
                                              authorized officer. If a
                                              partnership, please sign in the
                                              partnership name by an authorized
                                              person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.